Exhibit 99.1

Ikena Oncology Announces Stockholder Approval of Merger with Inmagene Biopharmaceuticals

Combined Company to Trade on Nasdaq Under Ticker “IMA”

Ikena Announces 1-for-12 Reverse Stock Split of Ikena Common Stock

BOSTON, MA and SAN DIEGO, CA, July 15, 2025 — Ikena Oncology, Inc. (Nasdaq: IKNA) (“Ikena”) today announced the results of the annual meeting of its stockholders held on July 15, 2025. At the annual meeting, Ikena’s stockholders voted in favor of all proposals, including a proposal approving the previously announced merger with Inmagene Biopharmaceuticals (“Inmagene”).

The merger proposal allows for the issuance of shares of Ikena’s common stock both to the shareholders of Inmagene and to the investors of the financing concurrent to the merger. Following the closing of the merger, the combined company plans to change its name from Ikena Oncology, Inc. to ImageneBio, Inc. and trade on The Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “IMA.”

In addition, the shareholders approved a proposal for a reverse stock split, giving Ikena’s board of directors the authority to select a ratio for the split ranging from 1-for-5 to 1-for-15. Ikena today announced that it will effect a 1-for-12 reverse stock split of Ikena common stock that is expected to be effective around the end of July, prior to the closing of the merger. The combined company’s common stock is expected to begin trading on Nasdaq on a split-adjusted basis around the end of July. The reverse stock split effects all issued and outstanding shares of Ikena common stock. The reverse stock split will reduce the number of shares of issued and outstanding Ikena common stock from approximately 48.2 million to approximately 4 million. The new CUSIP number for the combined company’s common stock following the merger and the reverse stock split is 45175G 207.

Ikena’s transfer agent, Computershare, is acting as the exchange agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions. The closing of the merger and the concurrent financing are anticipated to take place around the end of July.

About Inmagene Biopharmaceuticals

Inmagene is a global clinical-stage biotechnology company developing novel therapeutics for immunological and inflammatory (“I&I”) diseases. The company’s lead asset IMG-007, a nondepleting anti-OX40 mAb, recently completed Phase 2a clinical trials in atopic dermatitis and alopecia areata. For more information, please visit www.inmagenebio.com.

About Ikena Oncology

Ikena Oncology® has historically developed differentiated therapies for patients in need that target nodes of cancer growth, spread, and therapeutic resistance. Ikena aims to utilize its depth of institutional knowledge and breadth of tools to efficiently develop the right drug using the right modality for the right patient. To learn more, visit www.ikenaoncology.com.

About IMG-007

IMG-007 is a humanized, subcutaneously administered, non-depleting IgG1 monoclonal antibody targeting OX40. It features a silenced antibody-dependent cell-mediated cytotoxicity function and an extended half-life. The OX40–OX40L signaling plays a key role in T cell activation, expansion, and survival, making it an attractive target for the treatment of I&I diseases. In nonclinical studies, IMG-007 demonstrated potent inhibition of OX40–OX40L signaling. Its subcutaneous formulation has shown a half-life of 34.7 days at the anticipated therapeutic dose level, supporting the potential for infrequent and convenient dosing. In Phase 2a trials in patients with moderate-to-severe atopic dermatitis and severe alopecia areata, IMG-007 exhibited sustained clinical and pharmacodynamic activity and was overall well tolerated, with no reported cases of pyrexia or chills. IMG-007 was originally discovered by HUTCHMED.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, anticipated timing and completion of the proposed merger and contemplated reverse stock split; any express or implied statements that the conditions to closing the merger will be satisfied; the combined company’s listing on Nasdaq after the closing of the merger; the completion of the reverse stock split; expectations regarding the ownership structure of the combined company; expectations regarding the structure, timing and completion of the Ikena concurrent financing, including investment amounts from investors, timing of closing, expected proceeds and impact on ownership structure; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of IMG-007 and any other product candidates or platform technologies of the combined company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical results; the potential to receive proceeds pursuant to the contingent value rights agreement of Ikena and contingent value rights agreement of Inmagene; and other statements that are not historical fact. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting Ikena, Inmagene or the proposed transactions herein will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Ikena’s control. Ikena’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the closing of the proposed merger are not satisfied or that one of the parties terminates the Agreement and Plan of Merger, dated as of December 23, 2024 (the “Merger Agreement”), governing the merger; (ii) uncertainties as to the timing of the consummation of the proposed merger and the ability of each of Ikena and Inmagene to consummate the proposed merger; (iii) uncertainties as to the timing or consummation of the reverse stock split; (iv) the risk that as a result of adjustments to the exchange ratio, Ikena stockholders and Inmagene shareholders could own more or less of the combined company than is currently anticipated; (v) risks related to the market price of Ikena common stock relative to the value suggested by the exchange ratio; (vi) unexpected costs, charges or expenses resulting from the transaction; (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger or reverse stock split; (viii) the uncertainties associated with Inmagene’s platform technologies, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; (ix) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (x) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xi) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (xii) risks associated with the possible failure to realize certain anticipated benefits of the proposed merger or reverse stock split, including with respect to future financial and operating results; (xiii) risks associated with Ikena’s financial close process; (xiv) the risk that the Ikena concurrent financing is not consummated; (xv) the potential for the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement and any agreements entered into in connection therewith; and (xvi) the possibility that contingent value rights holders of Ikena and contingent value rights holders of Inmagene may never receive any proceeds pursuant to the Ikena contingent value rights agreement and Inmagene contingent value rights agreement. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in Ikena’s periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Ikena’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC, Ikena’s subsequent report on Form 10-Q as well as the final prospectus on Form 424(b)(3) filed with the SEC on June 11, 2025.

You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as may be required under applicable law, Ikena expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Ikena or Inmagene or the combined company.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Exchange Act of 1934 and otherwise in accordance with applicable law.

Inmagene Contact:

Anna Vardanyan

vardanyana@inmagenebio.com

Ikena Contact:

Rebecca Cohen

rcohen@ikenaoncology.com